UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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On January 16, 2008, Oracle announced that it has entered into an agreement to acquire BEA Systems, Inc., a leading provider of enterprise application infrastructure solutions. The proposed transaction is subject to closing conditions, including regulatory, shareholder and other approvals. Until the deal closes, each company will continue to operate independently, and it is business as usual.

The addition of BEA is expected to accelerate innovation by bringing together two companies with a common vision of a modern service-oriented architecture (SOA) infrastructure and will further increase the value that Oracle delivers to its customers and partners. Oracle provides leading database and SOA solutions, while BEA provides world-class, open-standards Java-based application products and a highly scalable messaging and transaction processing platform. Together, Oracle and BEA will provide a series of complementary middleware solutions, including identity management, business intelligence and performance management, enterprise content management, and vertical-specific technologies like a communications service delivery platform.

Customers are expected to benefit from both the combined Oracle and BEA solutions, and a stronger, more scalable software vendor. With the combined solutions, customers can maximize data center investments, preserve investments in existing enterprise applications, manage existing Web-based applications better, and develop new Web-based applications faster. The combination of Oracle and BEA will bring together the leading product development experts in open-standards technology, provide a larger global footprint of sales and services professionals to address customer needs, ensure a more consistent level of support across multiple product areas from a single vendor, and provide a larger network of partners to deliver solutions using this application infrastructure technology.

After the closing, Oracle intends to preserve and enhance customers’ investments in BEA products as Oracle has done with its other acquisitions, while Fusion Middleware will continue to be the center of Oracle’s current and future middleware and applications strategy. After the closing, BEA customers can continue to use their existing BEA products going forward, or choose to use Oracle and BEA products as part of the ongoing evolution of Fusion Middleware. Either way, it will be the customer’s choice.

We are dedicated to maintaining and increasing the quality of innovation, support, and service you have come to expect from Oracle and BEA. To learn more about the BEA acquisition, please visit oracle.com/bea.

Sincerely,

Charles Phillips
President, Oracle

Cautionary Statement Regarding Forward-Looking Statements

This document is for informational purposes only and may not be incorporated into a contract. This document contains certain forward-looking statements about Oracle and BEA including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of BEA. Actual events or results may differ materially from those described, expressed or implied in this press release due to a number of risks and uncertainties, many of which are beyond the control of Oracle or BEA. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that Oracle or BEA may be adversely affected by other economic, business, and/or competitive factors. In addition, please refer to the documents that Oracle and BEA, respectively, file with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and BEA’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or BEA. Oracle and BEA are under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Additional Information about the Merger and Where to Find it

In connection with the proposed merger, BEA will file a proxy statement with the Securities and Exchange Commission (the "SEC") Additionally, BEA and Oracle will file other relevant materials in connection with the proposed acquisition of BEA by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, Bronco Acquisition Corporation, a wholly-owned subsidiary of Oracle, and BEA. The materials to be filed by BEA with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of BEA are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Oracle, BEA and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of BEA stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Oracle’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of BEA’s participants in the solicitation, which may, in some cases, be different than those of BEA stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and will be set forth in the proxy statement relating to the merger when it becomes available.

Copyright © 2007, Oracle. All rights reserved.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about BEA that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that Nasdaq may delist BEA’s common stock for failure to comply with any Nasdaq listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against BEA and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of BEA and Oracle; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that BEA may be adversely affected by other economic, business, and/or competitive factors. BEA is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in BEA's Form 10-K for the year ended January 31, 2007 that was filed with the Securities and Exchange Commission on November 15, 2007. Many of the factors that will determine the outcome of the subject matter of this release are beyond BEA’s ability to control or predict.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, on January 7, 2008, BEA filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the preliminary proxy statement and, when it becomes available, the definitive proxy statement as well as any other relevant documents filed with the SEC when they become available because they will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statements and other documents filed by BEA at the SEC website at http://www.sec.gov. The proxy statements and other documents filed by BEA with the SEC also may be obtained for free at BEA’s Internet website at www.bea.com/investors or by writing to BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131, Attn: Investor Relations Department. In connection with the special meeting of BEA stockholders to approve the adoption of merger agreement, BEA will mail copies of the definitive proxy statement to BEA stockholders who are entitled to attend and vote at the special meeting.

The information in the preliminary proxy statement is not complete and may be changed. Before making any voting or investment decisions with respect to the proposed acquisition or any of the other matters with respect to which BEA’s stockholders will be asked to vote pursuant to the proxy statement, BEA’s stockholders are urged to read the definitive proxy statement other documents filed by BEA when they become available.